As filed with the Securities and Exchange Commission on August 20, 2012
Registration No 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation Organization)	2911 (Primary Standard Industrial Classification Code Number)	74-2966572 (IRS Employer Identification Number)
____________________________
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Officer)
Paul Eisman
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367 - 3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
James A. Ranspot
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Telephone: (972) 367 - 3600
Facsimile: (972) 367 - 3724

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,795,555	$11.63	$20,882,304.65	$2,393.11

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 as amended, based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on August 13, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2012

PROSPECTUS
Alon USA Energy, Inc.
1,795,555 Shares
Common Stock
This prospectus relates to the offer and resale from time to time of up to 1,795,555 shares of our common stock, par value $0.01 per share, by the selling stockholder named herein as set forth in the section entitled "Selling Stockholder" beginning on page 4. The selling stockholder will receive all of the proceeds from any sales of the shares. We will not receive any of the proceeds from the sale of the shares being registered hereby by the selling stockholder, but we will incur expenses in connection with the offering which are estimated to be $12,393.11.
The selling stockholder has entered into a Standby Equity Distribution Agreement, or the Purchase Agreement, with YA Global Master SPV Ltd., or YA Global, for the offer and sale of up to 1,795,555 shares of our common stock offered hereby. In accordance with the terms of the Purchase Agreement, the selling stockholder may offer and sell the common shares at any time and from time to time to YA Global; however, the selling stockholder is under no obligation to sell any shares pursuant to the Purchase Agreement. YA Global has advised us and the selling stockholder that the resale of any common shares by YA Global, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or at prices related to the prevailing market prices. YA Global will purchase the shares from the selling stockholder based upon a daily dollar volume weighted averaged price for our common shares on the New York Stock Exchange. YA Global will receive a discount equal to 1.5% of the lowest daily dollar volume weighted averaged price during the five trading day pricing period following the date the selling stockholder delivers a purchase notice to YA Global. In connection with the resale of the common shares, YA Global will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of YA Global will be deemed to be underwriting commissions or discounts.
Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of the shares. We provide more information about how the selling stockholder may sell the shares in the section entitled "Plan of Distribution" beginning on page 6.
Our common stock is quoted on the New York Stock Exchange under the symbol "ALJ." The last reported sale price of our common stock on August 17, 2012 was $12.76 per share.
Investing in shares of our common stock involves risks. We urge you to carefully read the section entitled "Risk Factors" beginning on page 2 of this prospectus and all information included or incorporated by reference in this prospectus in its entirety before you decide whether to purchase shares of our common stock.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is        , 2012.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have subsequently changed. You should also read this prospectus together with the additional information described under the heading "Where You Can Find More Information."
This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."
In this prospectus, unless otherwise specified or the context otherwise requires, "Alon," "we," "us" and "our" refer to Alon USA Energy, Inc. and its subsidiaries. In addition, references to the "selling stockholder" refer to the selling stockholder described in the section entitled "Selling Stockholder" beginning on page 4.

OUR COMPANY
We are an independent refiner and marketer of petroleum products operating primarily in the South Central, Southwestern and Western regions of the United States. We are a Delaware corporation formed in 2000 to acquire a crude oil refinery in Big Spring, Texas, and related pipeline, terminal and marketing assets from Atofina Petrochemicals, Inc., or FINA. In 2006, we acquired refineries in Paramount and Long Beach, California and Willbridge, Oregon, together with the related pipeline, terminal and marketing assets, through the acquisitions of Paramount Petroleum Corporation and Edgington Oil Company. In 2008, we acquired a refinery in Krotz Springs, Louisiana through the acquisition of Valero Refining Company-Louisiana. In June 2010, we acquired a refinery in Bakersfield, California, through the purchase of substantially all of the assets of Big West of California, LLC (together with the Paramount and Long Beach refineries, the "California Refineries"). Our crude oil refineries have a combined throughput capacity of approximately 250,000 barrels per day and produce petroleum products including various grades of gasoline, diesel fuel, jet fuel, petrochemicals, petrochemical feedstocks, asphalt, and other petroleum-based products. As of June 30, 2012, we operated 300 convenience stores in Central and West Texas and New Mexico, primarily under the 7-Eleven and Alon brand names. Our convenience stores typically offer merchandise, food products and motor fuels. Our principal executive offices are located at 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, and our telephone number is (972) 367-3600. Our website can be found at www.alonusa.com. Information on our website should not be construed to be part of this prospectus.
Our stock trades on the New York Stock Exchange under the trading symbol "ALJ." We are a controlled company under the rules and regulations of the New York Stock Exchange because Alon Israel Oil Company, Ltd., an Israeli limited liability company ("Alon Israel" or the "selling stockholder"), holds more than 50% of the voting power for the election of our directors through its ownership of approximately 67% of our outstanding common stock. Alon Israel is the largest services and trade company in Israel. Alon Israel entered the gasoline marketing and convenience store business in Israel in 1989 and has grown to become a leading marketer of petroleum products and one of the largest operators of retail gasoline and convenience stores in Israel. Alon Israel is a controlling shareholder of Alon Holdings Blue Square-Israel Ltd. ("Blue Square"), a leading retailer in Israel, which is listed on the New York Stock Exchange and the Tel Aviv Stock Exchange, and Blue Square is a controlling shareholder of Dor-Alon Energy in Israel (1988) Ltd., a leading Israeli marketer, developer and operator of gas stations and shopping centers, which is listed on the Tel Aviv Stock Exchange.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as such may be revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as other information in this prospectus and the documents incorporated by reference herein before purchasing any of our securities. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

Risks Related to Ownership of Our Common Stock and this Offering
Our controlling stockholder may have conflicts of interest with other stockholders in the future.
Alon Israel currently owns, directly or indirectly, approximately 67% of our common stock. As a result, Alon Israel is able to control the election of our directors, determine our corporate and management policies and determine, without the consent of our other stockholders, the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including potential mergers or acquisitions, asset sales and other significant corporate transactions. So long as Alon Israel continues to own a significant amount of the outstanding shares of our common stock, Alon Israel will continue to be able to strongly influence or effectively control our decisions, including whether to pursue or consummate potential mergers or acquisitions, asset sales and other significant corporate transactions. We cannot assure you that the interests of Alon Israel will coincide with the interests of other holders of our common stock.
Delaware law and our organization documents may impede or discourage a takeover, which could adversely affect the value of our common stock.
Provisions of Delaware law and our certificate of incorporation and bylaws may have the effect of discouraging a change of control of our company or deterring tender offers for our common stock. The anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. We are currently subject to Delaware anti-takeover provisions. Additionally, provisions of our certificate of incorporation and bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect some corporate actions. For example, our certificate of incorporation authorizes our board to determine the rights, preferences and privileges and restrictions of unissued shares of preferred stock without any vote or action by our stockholders. Thus our board is able to authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. Our bylaws require advance notice for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Moreover, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting or to take action by written consent. These rights and provisions may have the effect of delaying or deterring a change of control of our company and may limit the price that investors might be willing to pay in the future for shares of our common stock. See the description of our common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in our Registration Statement on Form S-l filed with the Securities and Exchange Commission on July 28, 2005, which is incorporated by reference in this prospectus.

The resale of our common shares by YA Global may result in declines in the price of our stock.
The shares of common stock purchased by YA Global under the Purchase Agreement are freely tradable and YA Global may promptly sell the shares the selling stockholder sells to them under the Purchase Agreement in the public markets. Such sales, and the potential for such sales, could cause the market price of our common stock to decline significantly.

FORWARD LOOKING STATEMENTS
Certain statements contained in this prospectus and the information incorporated by reference herein, or in other written or oral statements made by us, other than statements of historical fact, are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We have used the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases to identify forward-looking statements.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, the following:

•	changes in general economic conditions and capital markets;

•	changes in the underlying demand for our products;

•	the availability, costs and price volatility of crude oil, other refinery feedstocks and refined products;

•	changes in the spread between West Texas Intermediate ("WTI") crude oil and West Texas Sour ("WTS") crude oil;

•	changes in the spread between WTI crude oil and Light Louisiana Sweet and Heavy Louisiana Sweet crude oils, as well as the spread between California crudes such as Buena Vista and WTI;

•	the effects of transactions involving forward contracts and derivative instruments;

•	actions of customers and competitors;

•
termination of our Supply and Offtake Agreements with J. Aron & Company ("J. Aron"), which include all our refineries and under which J. Aron is our largest supplier of crude oil and our largest customer of refined products. Additionally, we are obligated to repurchase all consigned inventories and certain other inventories upon termination of these Supply and Offtake Agreements;

•	changes in fuel and utility costs incurred by our facilities;

•	disruptions due to equipment interruption, pipeline disruptions or failure at our or third-party facilities;

•	the execution of planned capital projects;

•	adverse changes in the credit ratings assigned to our trade credit and debt instruments;

•	the effects of and cost of compliance with current and future state and federal environmental, economic, safety and other laws, policies and regulations;

•	operating hazards, natural disasters such as flooding, casualty losses and other matters beyond our control;

•	the global financial crisis' impact on our business and financial condition; and

•	the other factors discussed in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K.
Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

USE OF PROCEEDS
All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own account. We will not receive any of the proceeds from these sales, but we will incur offering expenses which are estimated to be $12,393.11.

SELLING STOCKHOLDER
On October 28, 2010, the Company completed a registered direct offering of 4,000,000 shares of its 8.50% Series A Convertible Preferred Stock, or convertible preferred stock, at $10.00 per share. Alon Israel Oil Company, Ltd., an Israeli limited liability company ("Alon Israel" or the "selling stockholder"), who holds approximately 67% of our outstanding common stock, purchased 3,500,000 shares of the convertible preferred stock in the offering. On August 20, 2012, Alon Israel converted a sufficient number of shares of the convertible preferred stock into the shares of our common stock to be sold pursuant to this prospectus.
On August 20, 2012, Alon Israel entered into a Standby Equity Distribution Agreement, or Purchase Agreement, with YA Global Master SPV Ltd., or YA Global. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, YA Global is committed over a fifteen month commitment period to purchase up to $20 million of shares of our common stock that Alon Israel was issued upon conversion of the convertible preferred stock. From time to time, and at Alon Israel's sole discretion, Alon Israel may present YA Global with purchase notices to sell its shares of our common stock. For each share of our common stock purchased under the Purchase Agreement, YA Global will pay 98.5% of the lowest volume weighted average price, or VWAP, of our common stock on the New York Stock Exchange during the five trading day pricing period following the purchase notice. Each purchase notice will be in an amount selected by the selling stockholder in its sole discretion, provided that the actual amount purchased by YA Global shall not exceed the higher of $500,000 or 15% of the sum of the daily value traded of our common shares on the New York Stock Exchange during each trading day during a pricing period, up to a maximum of $5,000,000. The daily value traded in respect of a trading day during a pricing period will be determined by multiplying the daily total trading volume of our common shares on the New York Stock Exchange by the volume weighted average price for such day.
The amount sold pursuant to any purchase notice also cannot cause the aggregate number of shares of our common stock beneficially owned by YA Global and its affiliates to exceed 4.99% of the then outstanding shares of our common stock. If a purchase notice requests the purchase of shares exceeding any of these amounts, that portion of the purchase notice will be deemed to be automatically withdrawn.
We are party to a registration rights agreement with Alon Israel which provides Alon Israel with the right to cause us to file a registration statement within 45 days of its request for the resale of our common stock upon certain terms and conditions. Accordingly, we have filed this registration statement.
The table below sets forth (i) the name of the selling stockholder, (ii) the beneficial ownership of our common stock held as of August 1, 2012 by the selling stockholder, (iii) the number of shares of common stock that the selling stockholder may offer pursuant to this prospectus and (iv) information with respect to shares to be beneficially owned by the selling stockholder after completion of this offering. The percentages in the following table reflect as a percentage of the total number of shares of our common stock outstanding as of August 1, 2012.

	Shares Beneficially Owned Prior to the Offering		Shares Offered Hereby	Shares Beneficially Owned After the Offering (1)
Name	Number	Percentage	Number	Number	Percentage
Alon Israel Oil Company, Ltd.	43,220,828(2)	70.01%	1,795,555(3)	41,443,050	67.13% (4)

(1)
Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares for resale does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(2)
Includes (a) 38,027,878 shares of Alon common stock held directly by Alon Israel, and (b) 5,192,950 shares of Alon common stock underlying 3,500,000 shares of Alon's 8.50% Series A Convertible Preferred Stock (assuming conversion of all the shares of preferred stock held by Alon Israel but not including conversion by other Series A Preferred Stock holders).

The address of Alon Israel is Europark (France Building), Kibbutz Yakum 60972, Israel.

As of August 1, 2012, Alon Israel had 6,215,185 ordinary shares outstanding (excluding non-voting treasury shares), which were owned of record as follows:

Record Holder	Number of Shares	Percent of Outstanding Shares
Bielsol Investments (1987) Ltd. (a)	3,131,375	50.38%
Several Purchase Organizations of the Kibbutz Movement (b)	2,915,497	46.91%
Mr. David Wiessman (c)	168,313	2.71%
Total	6,215,185	100.00%
___________

(a)
Bielsol is beneficially owned (i) 80.0% by Shebug Ltd., an Israeli limited liability company that is wholly owned by the family of Shraga Biran (where all voting rights have been granted to Shraga Biran), the father of Boaz Biran, one of Alon's directors, and (ii) 20.0% by David Wiessman, the Executive Chairman of the Board. The address of Bielsol is 1 Denmark St., Petach-Tivka, Israel.

(b)
The Kibbutz Movement is a combination of approximately 270 economic cooperatives, or purchase organizations, engaged in agriculture, industry and commerce in Israel. The shares of Alon Israel shown in the table above as owned by several purchase organizations of the Kibbutz Movement are owned of record by eight such purchase organizations. Each of the purchase organizations that owns of record 5% or more of the outstanding shares of Alon Israel is shown on the following table:

Purchase Organization	Number of Shares	Percent of Outstanding Shares
Aloney Granot Cooperative Regional Organization Corporation (i)	505,172	8.13%
Mishkey Emek Hayarden Ltd.	489,012	7.87%
Miskey Hanegev Cooperative Regional Organization Corp.	551,209	8.87%
Mishkey Darom Holdings Cooperative Regional Organization Corporation	479,734	7.72%
Mishkey Galil Elyon Cooperative Regional Organization Corporation	391,005	6.29%
Alonit Cooperative Regional Organization Corporation	405,394	6.53%

(i)
Itzhak Bader, one of Alon's directors, is Chairman of Granot Cooperative Regional Organization Corporation. The purchase organizations of the Kibbutz Movement have granted a holding company, or the Holding Company, an irrevocable power of attorney to vote all of the shares of Alon Israel held by such purchase organizations. The Holding Company is an Israeli limited liability company that is owned by nine organizations of the Kibbutz Movement, some of which are also stockholders of Alon Israel. One of Alon's directors, Mr. Bader, is Chairman of the Holding Company.

(c)
David Wiessman is our Executive Chairman of the Board. Bielsol, the purchase organizations of the Kibbutz Movement and the Holding Company are parties to a shareholders agreement. Under that agreement:

•
Certain major decisions made by Alon Israel require the approval of more than 75% of the voting interests in Alon Israel or of more than 75% of the board of directors of Alon Israel, as applicable. The provisions of the shareholders agreement relating to approval of major transactions involving Alon Israel also apply to approval of major transactions involving significant subsidiaries of Alon Israel, including Alon.

•
Alon Israel may have up to eleven directors. The provision under the agreement currently allows Bielsol to elect six directors and the purchase organizations of the Kibbutz Movement to elect five directors.

•	There are various rights of first refusal among the shareholders who are party to the agreement.

(3)
Number of shares determined based upon a price of $11.25, the average of the high and low prices of our common stock on the New York Stock Exchange on August 10, 2012, assuming that up to $20,000,000 worth of our common stock is sold pursuant to the Purchase Agreement. Includes 17,777 shares of our common stock to be paid by the selling stockholder to YA Global in payment of the commitment fee due upon the effective date of the Purchase Agreement.

(4)
Includes (a) 38,027,878 shares of Alon common stock held directly by Alon Israel, and (b) 3,534,575 shares of Alon common stock underlying 3,500,000 shares of Alon's 8.50% Series A Convertible Preferred Stock (assuming conversion of all the shares of preferred stock held by Alon Israel but not including conversion by other Series A Preferred Stock holders).

This prospectus covers the resale of those shares from time to time by YA Global to the public. In connection with YA Global's sale of the shares, YA Global is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and compensation paid to YA Global may be deemed to be underwriting commissions or discounts.

The table below sets forth (i) the name of the purchaser under the Purchase Agreement, (ii) the beneficial ownership of our common stock held as of August 1, 2012 by YA Global, (iii) the number of shares of common stock that YA Global may offer pursuant to this prospectus and (iv) information with respect to shares to be beneficially owned by YA Global after completion of this offering. The percentages in the following table reflect as a percentage of the total number of shares of our common stock outstanding as of August 1, 2012.

	Shares Beneficially Owned Prior to the Offering(1)		Shares Offered Hereby	Shares Beneficially Owned After the Offering(2)
Name	Number	Percentage	Number	Number	Percentage
YA Global Master SPV Ltd.	17,777(3)	0.01%	1,795,555(4)	17,777(3)	*

* Indicates less than 1%

(1)
All investment decisions of, and control of, YA Global are held by its investment manager, Yorkville Advisors Global, LP. Mr. Mark Angelo, the portfolio manager of Yorkville Advisors, makes all the investment decisions on behalf of, and controls, Yorkville Advisors. YA Global acquired, or will acquire all shares described in this prospectus supplement from the selling stockholder through the Purchase Agreement. YA Global is also the purchaser under a Standby Equity Distribution Agreement entered into with us on January 20, 2011 pursuant to which under the terms and subject to the conditions set forth therein, YA Global is committed to purchase up to $23.5 million of our common stock over a two year commitment.

(2)
Assumes that YA Global disposes of the 1,795,555 shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares for resale does not necessarily mean that YA Global will sell all or any portion of the shares covered by this prospectus.

(3)
Estimated number of shares of common stock to be delivered in payment of $200,000 commitment fee under the Purchase Agreement, based upon a price of $11.25, the average of the high and low prices of our common stock on the New York Stock Exchange on August 10, 2012. Actual number of shares of common stock to be paid will be determined based upon the volume weighted average price of our common stock on the trading date immediately prior to the effective date of the Purchase Agreement.

(4)
Number of shares determined based upon a price of $11.25, the average of the high and low prices of our common stock on the New York Stock Exchange on August 10, 2012, assuming that up to $20,000,000 worth of our common stock is sold pursuant to the Purchase Agreement.

PLAN OF DISTRIBUTION
On August 20, 2012, Alon Israel entered into a Standby Equity Distribution Agreement, or Purchase Agreement, with YA Global Master SPV Ltd., or YA Global. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, YA Global is committed over a fifteen month commitment period to purchase up to $20 million of shares of our common stock that Alon Israel was issued upon conversion of its Series A Convertible Preferred Stock. From time to time, and at Alon Israel's sole discretion, Alon Israel may present YA Global with purchase notices to sell its shares of our common stock. For each share of our common stock purchased under the Purchase Agreement, YA Global will pay 98.5% of the lowest volume weighted average price, or VWAP, of our common stock on the New York Stock Exchange during the five trading day pricing period following the purchase notice. Each purchase notice will be in an amount selected by the selling stockholder in its sole discretion, provided that the actual amount purchased by YA Global shall not exceed the higher of $500,000 or 15% of the sum of the daily value traded of our common shares on the New York Stock Exchange during each trading day during a pricing period, up to a maximum of $5,000,000. The daily value traded in respect of a trading day during a pricing period will be determined by multiplying the daily total trading volume of our common shares on the New York Stock Exchange by the volume weighted average price for such day.
The amount sold pursuant to any purchase notice also cannot cause the aggregate number of shares of our common stock beneficially owned by YA Global and its affiliates to exceed 4.99% of the then outstanding shares of our common stock. If a purchase notice requests the purchase of shares exceeding any of these amounts, that portion of the purchase notice will be deemed to be automatically withdrawn.
Promptly after the end of the five trading day period following delivery of the purchase notice, Alon Israel will deliver to YA Global the requisite number of shares of our common stock against payment by YA Global of the purchase amount requested, subject to Alon Israel's satisfaction of certain conditions under the Purchase Agreement. Alon Israel may continue to deliver additional purchase notices until the commitment amount is purchased or the expiration of the nine month period.
In accordance with the Purchase Agreement, Alon Israel will pay $200,000 in shares of our common stock to YA Global as a commitment fee upon the effective date of the Purchase Agreement.
In addition to the sale of our common stock from Alon Israel to YA Global pursuant to the Purchase Agreement, this prospectus also covers the resale of those shares from time to time by YA Global to the public. In connection with YA Global’s sale of our common stock, YA Global is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or Securities Act, and compensation paid to YA Global may be deemed to be underwriting commissions or discounts. The selling stockholder has agreed to indemnify YA Global against certain liabilities involving sale of the shares, including liabilities arising under the Securities Act.
YA Global has informed us that it will use an unaffiliated broker-dealer to effectuate any sales of common stock that it purchases from Alon Israel pursuant to the Purchase Agreement. Such sales will be made on the New York Stock Exchange at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. YA Global has informed us that each such broker-dealer will receive commissions from YA Global which will not exceed customary brokerage commissions.
YA Global may sell the shares of our common stock acquired from Alon Israel in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to a broker-dealer as principal and resale by the broker-dealer for its account; or

•	a combination of any such methods of sale.
During the term of the Purchase Agreement, YA Global and its affiliates may not engage in any short sales or hedging transactions with respect to shares of our common stock, provided that upon receipt of a purchase notice YA Global may sell shares that it is obligated to purchase under such purchase notice prior to taking possession of such shares.
YA Global and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our common stock by YA Global or any unaffiliated broker-dealer. Under these rules and regulations, YA Global and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•
must furnish each broker which offers shares of our common stock covered by the Prospectus that is a part of our registration statement with the number of copies of such Prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.
These restrictions may affect the marketability of our common stock by YA Global and any unaffiliated broker-dealer.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon by James Ranspot, our Chief Legal Counsel - Corporate and Secretary.

EXPERTS
The consolidated financial statements of Alon USA Energy, Inc. and subsidiaries as of December 31, 2011 and 2010, for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We maintain an Internet website at www.alonusa.com. All of our reports filed with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities being offered. This prospectus, which forms part of the registration statement, omits certain of the information contained in the registration statement in accordance with the rules and regulations of the SEC. Reference is hereby made to the registration statement and related exhibits for further information with respect to us and the securities offered hereby. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate by reference in this prospectus the documents listed below, each of which should be considered an important part of this prospectus.

•	Our 2011 Annual Report on Form 10-K;

•	Our 2012 Definitive Proxy Statement on Schedule l4A (only those portions incorporated by reference into our 2011 Annual Report on Form 10-K);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 9, 2012, and the fiscal quarter ended June 30, 2012, filed on August 9, 2012;

•	Our Current Reports on Form 8-K filed on March 9, 2012, March 16, 2012, April 3, 2012, April 12, 2012, May 4, 2012, May 7, 2012, June 26, 2012, July 27, 2012, August 3, 2012 and August 10, 2012; and

•
The description of our common stock, par value $0.01 per share, included under the caption "Description of Capital Stock" in our Registration Statement on Form S-1 filed with the SEC on July 28, 2005 (Registration No. 333-124797).

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein.
We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus.
Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Alon USA Energy, Inc., Attention: Investor Relations, 7616 LBJ Freeway, Suite 300, Dallas, Texas 75251, telephone (972) 367-3600, on the "Investor Relations" section of our website at http://www.alonusa.com or from the SEC through the SEC's website at the web address provided under the heading "Where You Can Find More Information." Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Alon USA Energy, Inc.

1,795,555 Shares

Common Stock

_______________

PROSPECTUS
_______________

, 2012

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Securities and Exchange Commission registration fee	$2,393.11
Accounting fees and expenses	10,000.00
Total	$12,393.11
Item 15. Indemnification of Directors and Officers.
We are a Delaware corporation, Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity under certain circumstances to directors, officers employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.
As permitted by Delaware law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to Alon or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

•	As permitted by Delaware law, our certificate of incorporation provides that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may indemnify our other employees and agents to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•
we are required to advance expenses (including without limitation, attorneys' fees), as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions;

•	we may advance expenses, as incurred, to our employees and agents in connection with a legal proceeding; and

•	the rights conferred in our certificate of incorporation are not exclusive.
We have entered into Indemnification Agreements with each of our directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.
The indemnification provisions in our certificate of incorporation and the Indemnification Agreements entered into with our directors and officers may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Under Delaware law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents.
We and our subsidiaries are covered by liability insurance policies which indemnify our and our subsidiaries' directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers, or trustees, subject to limitations and conditions as set forth in the policies.
The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation or law.
Item 16. Exhibits and Financial Statement Schedules.
(a)    The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
4.2	Amended and Restated Bylaws of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A, filed by Alon on July 14, 2005, SEC File No. 333-124797).
5.1	Opinion of James Ranspot.*
23.1	Consent of KPMG LLP.*
23.2	Consent of James Ranspot (included in Exhibit 5.1).*
24.1	Power of Attorney.*
__________________________
* Filed or furnished herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser,
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.
(c) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, State of Texas, on this 20th day of August, 2012.

ALON USA ENERGY, INC.

By:	/s/ Paul Eisman
Paul Eisman
President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Wiessman and Shai Even, or either one of them, his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wiessman	Executive Chairman of the Board	August 20, 2012
David Wiessman

/s/ Paul Eisman	President and Chief Executive Officer	August 20, 2012
Paul Eisman	(Principal Executive Officer)

Vice Chairman of the Board of Directors
Jeff D. Morris

/s/ Shai Even	Chief Financial Officer	August 20, 2012
Shai Even	(Principal Financial and Accounting Officer)

/s/ Itzhak Bader	Director	August 20, 2012
Itzhak Bader

/s/ Boaz Biran	Director	August 20, 2012
Boaz Biran

/s/ Shlomo Even	Director	August 20, 2012
Shlomo Even

Director
Ron W. Haddock

/s/ Yeshayuhu Pery	Director	August 20, 2012
Yeshayuhu Pery

Director
Zalman Segal

/s/ Avraham Baiga Shochat	Director	August 20, 2012
Avraham Baiga Shochat

/s/ Oded Rubinstein	Director	August 20, 2012
Oded Rubinstein

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A, filed by Alon on July 7, 2005, SEC File No. 333-124797).
4.2	Amended and Restated Bylaws of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A, filed by Alon on July 14, 2005, SEC File No. 333-124797).
5.1	Opinion of James Ranspot.*
23.1	Consent of KPMG LLP.*
23.2	Consent of James Ranspot (included in Exhibit 5.1).*
24.1	Power of Attorney.*
__________________________
* Filed or furnished herewith